                       BEFORE THE INSURANCE COMMISSIONER
                                     OF THE
                          COMMONWEALTH OF PENNSYLVANIA

IN RE:                           :   ORDER OF SUPERVISION
                                 :
RELIANCE INSURANCE COMPANY       :   Pursuant to Sections 510 and 511 of the
Three Parkway                    :   Insurance Department Act of 1921, P.L. 789,
Philadelphia, PA 19102           :   as amended, 40 P.S. ss.ss.221.10, 221.11.
                                 :
                                 :   Confidential Docket No. SP 81-01-031


                  -------------------------------------------
                              ORDER OF SUPERVISION
                  -------------------------------------------


                  AND NOW this 29th day of January 2001, pursuant to and in accordance with Section 511 of the Insurance Department Act of 1921, Act of May 17, 1921, P.L. 789, as amended, 40 P.S. ss.221.11, and pursuant to the Consent to Order of Supervision executed by Reliance Insurance Company ("Reliance") under 40 P.S. ss.221.11(a), the Insurance Commissioner of the Commonwealth, ("Commissioner") issues this Order of Supervision, hereby placing Reliance under the supervision of the Commissioner and/or her designated Supervisor upon the following terms and conditions:

         1. Reliance has consented to the entry of this Order of Supervision and has provided proper documentation of its consent.

         2. Reliance has acknowledged that it has received proper service of the filing of this Order of Supervision and with respect to the entry of this Order of Supervision, has waived its


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rights to hearing before the Commissioner or the Commonwealth Court of
Pennsylvania as provided in Section 510 of the Insurance Department Act of 1921 (40 P.S. ss.221.10) or any other applicable laws.

         3. This Order of Supervision is in addition to and in conjunction with the Amended Letter of Agreement, dated January 23, 2001.

         4. Stephen J. Johnson, Deputy Insurance Commissioner, Office of Regulation of Companies, or his successor, is hereby designated and appointed Supervisor of Reliance ("Supervisor") with full authority under law with respect to this Order of Supervision and as otherwise set forth in this Order of Supervision.

         5. Reliance acknowledges the appointment by the Commissioner of an on-site representative of the Commissioner and the Supervisor ("Representative") to act as the agent of the Commissioner and the Supervisor to review and monitor the business and operations of Reliance as follows:

                  a. Reliance shall provide such facilities within the executive offices of Reliance in both New York and Pennsylvania and shall provide access to any additional Reliance personnel as shall be reasonably necessary for the conduct of the day-to-day duties and responsibilities of the Representative.

                  b. Reliance shall provide the Representative access to all its directors, officers, and employees and shall direct all such directors, officers and employees to cooperate with the Representative in carrying out its duties hereunder.



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                  c.       Reliance shall provide notice and access to the
                           Representative or his designee to attend, audit, and observe in their entirety, all meetings of the Board of Directors of Reliance and all meetings of any committee of such Board of Directors.

                  d. The Representative shall have the authority to retain such personnel and consultants as are reasonably necessary to carry out its duties and responsibilities. The remuneration for the Representative and the reasonable expenses of the Representative in retaining any such personnel and consultants shall be paid by Reliance. The Department will not enter into any arrangement for remuneration of the Representative, and the Representative will not enter into any arrangement for personnel and consultants without reasonable prior notice to Reliance.

         6. If Reliance shall have breached any requirement of this Order of Supervision and has not cured such breach after written notice of 10 days' opportunity to cure such breach, the Department may take any action authorized by law or equity, including, but not limited to, application to the Pennsylvania Commonwealth Court for the appointment of a rehabilitator or liquidator of Reliance.

         7. This Order of Supervision and its provisions shall remain confidential pursuant to Sections 510 and 511 of the Insurance Department Act of 1921 (40 P.S. ss.ss.221.10 and 221.11) and shall not be disclosed by the Department to any third party except for information which is generally available to the public.



                                       -3-
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         8. The authority of the Commissioner and her designated Supervisor to enforce the provisions of this Order of Supervision is in addition to any and all other authority under applicable laws including statutes and regulations and including, but not limited to, the Examination Law (40 P.S. ss.ss.323.1, et seq.)

         9. This Order of Supervision shall remain in effect until: This Order of Supervision is superseded by a subsequent regulatory order; or after review on an annual basis, the Commissioner determines that this Order of Supervision is no longer necessary; or the Commissioner and Reliance both agree that this Order of Supervision is no longer necessary.

         NOW, THEREFORE, based upon the Consent to Order of Supervision executed by Reliance, the Commissioner issues this Order of Supervision pursuant to the authority specifically granted by Section 511 of the Insurance Department Act of 1921 (40 P.S. ss.221.11.)



                                                /s/ M. Diane Koken
                                                -----------------------------
                                                M. Diane Koken
                                                Insurance Commissioner
                                                Commonwealth of Pennsylvania

DATED: January 29, 2001



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                             CERTIFICATE OF SERVICE
         -------------------------------------------------------------


         I hereby certify that I am this day serving the foregoing document upon all parties of record in this proceeding in accordance with the requirements of 1 Pa. Code Chapter 33 in the following manner:


                Service by first-class mail, addressed as follows:
                --------------------------------------------------

                Reliance Insurance Company
                Three Parkway
                Philadelphia, PA 19102





                                          /s/ Lynne E. Fitzwater
                                          -------------------------
                                          LYNNE E. FITZWATER
                                          Department Counsel
                                          I.D. # 31951
                                          Pennsylvania Insurance Department
                                          1341 Strawberry Square
                                          Harristown State Office Building No. 1
                                          Harrisburg, PA 17120
                                          (717) 787-2567

                                          Counsel for the Insurance Department,
                                          Commonwealth of Pennsylvania



DATED: January 29, 2001